UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 4, 2018

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3001 Dallas Pkwy Suite 140, Frisco, Texas 75034

(Address of principal executive offices)

Registrant’s telephone number, including area code: (469) 294-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Cash Retention Performance Awards Plan

On April 4, 2018, the Compensation and Executive Development Committee (the “Committee”) of the Board of Directors of Jamba, Inc. (the “Company”) established a cash retention performance awards plan (the “Plan”) where cash incentive awards (the “Awards”) were provided to certain key executives which provide for payout to participants based upon stock price performance using the payout schedule set forth in the chart below. “Target” payouts would occur based upon the Company’s common stock trading at a price per share of $15.00, with linear interpolation between higher and lower payout levels based on the price thresholds set forth below.

Price	Payout as % of Target	CEO	CFO	SVPs	VPs
$9.00	0%	$0	$0	$0	$0
$15.00	100%	$1,500,000	$600,000	$360,000	$240,000
$19.49	175%	$2,625,000	$1,050,000	$630,000	$420,000
$24.00	250%	n/a	n/a	n/a	$600,000

The Awards for the Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents were designed to supplement the previously granted performance-based restricted stock units which have existing vesting thresholds at $19.50, $24.00 and $28.50 to restore continuing incentive in the equity compensation of such executives in consideration of the Company’s current trading price. The Plan provides that for Senior Vice Presidents and above, the Awards would be cancelled if previously granted $19.50 performance shares are earned during the Performance Period; if $19.50 performance shares are not earned, then the maximum stock price achievement under the Plan is $19.49 per share. The Awards were also provided to certain Company Vice Presidents.

The performance period continues through June 30, 2019 (the “Performance Period”) which aligns with the last performance period of such previously issued performance-based restricted stock units. The determination of stock price achievement would be the 20-day average closing prices at the end of the Performance Period. The vesting of the Awards would be 100% at the end of the Performance Period, with double-trigger vesting upon a Change In Control as defined in the Company’s Amended and Restated 2013 Equity Incentive Plan. The Committee retains the discretion to interpret and modify the terms of the Plan and the underlying Awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: April 10, 2018	By:	/s/ Marie Perry
Marie Perry, Chief Financial Officer, Chief Administrative Officer, Executive Vice President and Secretary